Exhibit 99.3

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF BIOD, LLC AND SUBSIDIARIES

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

Unaudited Consolidated Balance Sheet	1

Unaudited Consolidated Statements of Operations and Changes in Members’ Equity	2

Unaudited Consolidated Statements of Cash Flows	3

Notes to Unaudited Interim Consolidated Financial Statements	4

BioD, LLC and Subsidiaries

Consolidated Balance Sheet

(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$136,633	$1,353,496
Accounts receivable, less allowance for doubtful accounts of approximately $520,000 and $520,000, respectively	5,211,869	4,914,802
Current portion of notes receivable	374,667	-
Inventories	1,161,000	498,841
Prepaid expenses and other current assets	117,465	95,981
Total Current Assets	7,001,634	6,863,120
Notes receivable, less current portion	233,556	-
Property and equipment, net of accumulated depreciation of $731,567 and $666,750, respectively	590,406	348,863
Intangible assets, net of accumulated amortization of $180,722 and $109,635, respectively	2,485,841	2,399,446
Total Assets	$10,311,437	$9,611,429
Liabilities and Members’ Equity
Current Liabilities
Line of credit	$1,429,213	$1,329,884
Accounts payable	679,381	1,197,624
Accrued expenses	1,457,961	557,150
Total current liabilities	3,566,555	3,084,658
Total Liabilities	3,566,555	3,084,658
Commitments and contingencies (Note 6)
Members’ equity	6,744,882	6,526,771
Total liabilities and members’ equity	$10,311,437	$9,611,429

See accompanying notes to consolidated financial statements.

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BioD, LLC and Subsidiaries

Consolidated Statements of Operations and Changes in Members’ Equity
(Unaudited)

	Six months ended June 30,
	2016	2015
Net Sales	$11,562,754	$7,983,669
Cost Sales	921,499	957,640
Gross Profit	10,641,255	7,026,029
Operating Expenses
Selling, general and administrative expenses	9,531,586	5,606,855
Income from operations	1,109,669	1,419,174
Other income (expense), net
Licensing fees and royalties	228,735	316,334
Litigation settlements	445,000	-
Interest expense	(53,856)	(5,449)
Total other income, net	619,879	310,885
Net income	1,729,548	1,730,059
Members’ equity at January 1	6,526,771	3,892,859
Distributions	(1,511,437)	(280,043)
Members’ equity at June 30	$6,744,882	$5,342,875

See accompanying notes to consolidated financial statements.

2

BioD, LLC and Subsidiaries

Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2016	2015
Cash Flows from operating activities
Net income	$1,729,548	$1,730,059
Adjustments to reconcile net income to cash provided by operating activities:
Provision for bad debt	45,523	-
Depreciation and amortization	135,904	112,056
Receipt of notes receivable in litigation settlement	(380,000)	-
Gain on patent application transfer	(25,111)	-
Change in assets and liabilities
Accounts receivable	(342,590)	(1,307,529)
Inventories	(662,159)	(100,067)
Prepaid expenses and other current assets	(21,484)	63,920
Note receivable	19,777	-
Accounts payable and accrued expenses	382,568	694,497
Net cash provided by operating activities	881,976	1,192,936
Cash flows from investing activities
Purchases of property and equipment	(306,360)	(7,505)
Patent and trademark costs	(380,371)	(713,657)
Net cash used in investing activities	(686,731)	(721,162)
Cash flows from financing activities
Net increase (decrease) in line of credit	99,329	(129,130)
Member distributions	(1,511,437)	(280,043)
Net cash used in financing activities	(1,412,108)	(409,173)
Net changes in cash and cash equivalents	(1,216,863)	62,601
Cash and cash equivalents, January 1	1,353,496	344,206
Cash and cash equivalents, June 30	$136,633	$406,807
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$53,856	$5,449
Noncash Transaction:
Receipt of note receivable from related party in exchange for patent rights	$248,000	$-

See accompanying notes to consolidated financial statements.

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BioD LLC, and Subsidiaries

Notes to Interim Consolidated Financial Statements

(Unaudited)

1. Nature of Business

Business:

BioD, LLC and Subsidiaries ("BioD" or the "Company") is a vertically integrated biotechnology company engaged in the development and commercialization of novel biologic products derived from the placental tissues. The Company recovers, preserves, processes and distributes products for use primarily in the orthopedic, ophthalmic, sports medicine and wound care markets.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the U.S. for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of the Company through June 30, 2016 do not necessarily reflect the results that would be expected for the year ending December 31, 2016.

Principles of Consolidation

The accompanying financial statements include the accounts of BioD, LLC, a limited liability company, and its wholly-owned subsidiaries, BioRecovery, LLC, BioDlogics, LLC, and Reorganized Stromer/Southwest Medical Orthopedics, LLC. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition

The Company sells its products primarily through a combination of its direct sales force, independent stocking distributors and third-party representatives. The Company recognizes revenue when title to the goods and risk of loss transfers to customers, provided there are no material remaining performance obligations of the Company or any matters of customer acceptance. In cases where the Company utilizes distributors or ships products directly to the end user, it recognizes revenue according to the shipping terms of the agreement provided all revenue recognition criteria have been met. A portion of the Company's revenue is generated from inventory maintained at hospitals. In these cases, revenue is recognized at the time the product has been used. The Company records estimated sales returns, discounts and allowances as a reduction of net sales in the same period revenue was recognized.

The Company earns royalty revenue from licensing the right to sell patented BioD products under licensing agreements. The licensing agreements provide for the payment to the Company of agreement execution fees and percentage royalties based on various levels of sales of eligible licensed products as defined in the license agreements. The Company recognizes license fee revenue at the date the agreement is executed and royalty revenue at the amount calculated based on qualified net sales unless there is significant uncertainty concerning the collectability of such revenue, in which case, royalty revenue is recognized when received.

Shipping and Handling Fees and Costs

All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as net sales, and the costs incurred by the Company for shipping and handling are reported in cost of sales.

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BioD LLC, and Subsidiaries

Notes to Interim Consolidated Financial Statements

(Unaudited)

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less to be cash and cash equivalents. The Company's cash deposits are in financial institutions located in Tennessee and may at times exceed federally insured amounts.

Inventories

Inventories are valued at the lower of cost or market, using the first-in, first-out (FIFO) method. Inventory is tracked through Raw Material, WIP and Finished Good stages. No cost is associated with raw materials as it consists of donated human tissue. Historical yields and capacities are used to apply overhead absorption. Expired inventory is used for samples and educational purposes. Any remaining expired inventory is written off.

Property, Equipment and Depreciation

Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives which range from 3 to 10 years. Leasehold improvements are depreciated over the lesser of the life of the lease or the estimated useful life of the asset which range from 3 to 4 years. The Company leases two facilities. Rent expenses, net of rent abatements, are expensed on a straight-line basis over the life of the lease.

Impairment of Long-Lived Assets

The Company accounts for impairments of long-lived assets in accordance with the provisions of ASC 360-10-15, Impairment or Disposal of Long-Lived Assets. This requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Impairment of Intangible Assets with Finite Lives

The Company monitors intangible assets with finite lives for impairment based upon events or changes that may impair the value of the assets. If an event or change were to occur that would impair the value of the assets, the Company would employ a two-step impairment test to determine the resulting impairment loss. Management believes that no event or change has occurred requiring such evaluation.

Patent Cost

The Company incurs certain legal and related costs in connection with patent applications and defense of patents for tissue based products and processes. The Company capitalizes such costs to be amortized over the expected life of the patent to the extent that economic benefit is anticipated from the resulting patent or alternative future use is available to the Company. The Company capitalized patent related costs of $379,953 and $711,375 during the six months ended June 30, 2016 and 2015, respectively.

Research and Development Costs

Research and development costs are recognized as incurred and include internal and external costs of product development. Research and development costs are included in selling, general and administrative expenses on the consolidated statements of operations and changes in member's equity.

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BioD LLC, and Subsidiaries

Notes to Interim Consolidated Financial Statements

(Unaudited)

Income Taxes

The Company files its income tax returns as a partnership for federal and state income tax purposes, and the income or loss is included in the income tax returns of the individual members. Accordingly, no provision for federal income taxes is included in these financial statements. ASC 740-10-25, Income Taxes - Uncertain Tax Positions, prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance states that a tax benefit from an uncertain position may be recognized if it is "more likely than not" that the position is sustainable, based on its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. The Company determined there to be no potential interest and penalties to be accrued related to unrecognized tax benefits as of June 30, 2016.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported consolidated statements of operations for the reporting period. Actual results could differ from management estimates.

3. Inventories:

At June 30, 2016 and December 31, 2015, inventories consisted of the following:

	June 30,	December 31,
	2016	2015
Work in process	$557,260	$168,956
Finished goods	603,740	329,885
	$1,161,000	$498,841

4. Notes Receivable:

At June 30, 2016 notes receivable consisted of the following:

Amnio Technology LLC (1)	$300,223
Surgilogix (1)	60,000
Related Party (2)	248,000
608,223
Less current portion	(374,667)
$233,556

(1)	received in connection with litigation settlement (Note 6)

(2)	received in connection with transfer of certain patent rights (Note 7)

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BioD LLC, and Subsidiaries

Notes to Interim Consolidated Financial Statements

(Unaudited)

5. Line of Credit:

The Company entered into a $3,000,000 revolving loan facility during 2015. Borrowings against the revolving facility were collateralized by the Company's business assets as defined in the agreement consisting primarily of the Company's operating assets. Interest rates varied between prime plus 1% to prime plus 4%, and interest was paid monthly. At June 30, 2016, the interest rate was 4.50% and the note had an outstanding balance of $1,429,213.

The Company’s revolving loan facility had certain financial covenants and as of June 30, 2016, the Company was in compliance with all financial covenants.

The revolving loan facility was paid off in August 2016 and therefore considered short term.

6. Commitments and Contingencies:

Litigation

Amnio Technology, LLC, Terrell Suddarth, Pinnacle Transplant Technologies, LLC and Bruce Werber, DPM

On May 4, 2016, the Company executed a final settlement agreement to resolve multiple disputes. Under the terms of the settlement agreement, Amnio Technology, LLC will pay the Company a total of $320,000 in monthly installments of $8,889 for 36 consecutive months. Additionally, Terrell Suddarth surrendered all of his Company Class C Units, totaling 1.3 units.

Applied Biologics

On April 12, 2016, the Company executed a final settlement agreement with Applied Biologics whereby the Company dismissed the collection action and arbitration proceeding in exchange for Applied’s payment of $50,000.

Surgilogix

On May 26, 2016, the Company executed a final settlement agreement with Surgilogix, LLC whereby the Company dismissed the collection action in exchange for Surgilogix’s payment of $100,000 ($40,000 paid on the effective date, and $60,000 payable in 36 equal monthly installments).

Untitled Letter

On June 22, 2015, the FDA issued an Untitled Letter alleging that the Company’s morselized amniotic membrane based products do not meet the criteria for regulation solely under Section 361 of the Public Health Service Act and that, as a result, BioD, LLC would need a biologics license to lawfully market those micronized products. Since the issuance of the Untitled Letter, the Company has been in discussions with the FDA to communicate its disagreement with the FDA’s assertion that certain products are more than minimally manipulated. To date, the FDA has not changed its position that certain of the Company’s products are not eligible for marketing solely under Section 361 of the Public Health Service Act, but discussions are continuing. The Company continues to market these products but has also submitted a Request for Designation to determine if the morselized products should be qualified as medical devices or a biologic through the Biologics License Application process. Revenues for these products were approximately 52% and 61% of net revenues for the six months ended June 30, 2016 and 2015, respectively.

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BioD LLC, and Subsidiaries

Notes to Interim Consolidated Financial Statements

(Unaudited)

7. Related Party Activity:

On May 24, 2016, the Company tranferred its right to certain patent applications to its Chairman of the Board for $248,000, payable on or before December 31, 2016, and recognized a gain of $25,111 in connection with this transaction. Payment of this note was received in August 2016.

8. Subsequent Event:

Management has evaluated events and transactions that have occurred through October 21, 2016, which is the date that the consolidated financial statements were available to be issued, for possible recognition or disclosure in the consolidated financial statements. No subsequent events have been recognized or disclosed except for the items below and in Notes 5 and 7.

On August 5, 2016, all of the membership interests of the Company were acquired by Derma Sciences pursuant to the terms of the Agreement and Plan of Merger dated July 27, 2016.

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